UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2010

COASTLINE CORPORATE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-143752	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

(702) 990 3382
(Registrant’s Telephone Number, Including Area Code)

111 Second Ave. N.E., Suite 900, St. Petersburg, FL, 33701
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On August 16, 2010, Daulat Nijjar, the owner of  647,500 shares of common stock of Coastline Corporate Services, Inc. (the “Company”), returned 450,000 common shares to the Company for cancellation.  Mr. Nijjar returned the shares for cancellation in order to reduce the number of shares issued and outstanding.  Subsequent to the cancellation, the Company has 342,999 shares issued and outstanding; a number that Mr. Grewal, who is also a director of the Company, considers more in line with the Company’s current business plans.

Following the share cancellation, Mr. Nijjar owns 197,500 common shares, or 57.6%, of the remaining 342,999 issued and outstanding common shares of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 13, 2010 the Board of Directors of Coastline Corporate Services, Inc. (the “Company”) elected Mr. Jim Poulter a Director of the Company.

Mr. Poulter, age 62, is a licensed and certified professional geologist with over 40 years of exploration experience.  From 2005 to present he has worked as consultant for several junior exploration companies with a focus on Mexico and Arizona.  In addition, since 2005 he has served as the Exploration Manager for Zaruma Resources Inc. (formerly Laminco Resources Inc.).  He obtained a Bachelor of Science degree in geology from the University of Idaho in 1971.  He is a Licensed Professional Geologist in the State of Wyoming.  In addition he is a Certified Professional Geologist with the American Institute of Professional Geologists and a member of the Society of Economic Geologists.

Effective as of August 13, 2010 Ms. Toni Eldred resigned as a member of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coastline Corporate Services, Inc.
(Registrant)

By: /s/ Daulat Nijjar
Name: Daulat Nijjar, Title: President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Date:  August 17, 2010